UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2019 (July 12, 2019)

CAPSTONE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-207100	30-0867167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yun Gu Hui, First Floor South Building No.7 Tongren West Street, Xuanwu District Nanjing, Jiangsu Province, PRC 210008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code + (86) 400-886-9610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2019, the Company entered into an Engagement Agreement with MAS Capital Group Inc (“MAS Capital”). The term of the agreement is for two years. Among other terms, MAS Capital is entitled to receive (i) 4.9% of the common stock of the Company which amount is non-dilutable for three years and (ii) an annual advisory fee of $120,000.

The description of the MAS Capital Advisory Agreement (Exhibit 10.11) is not complete, and is qualified in their entirety by reference to the agreement which is filed as an Exhibit to this Form 8-K .

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2019, Jiyuan Xu, the sole director of the Company appointed Xiuping Fang as a director of the Company and as the Company’s new Chairman, Chief (Principal) Executive Officer, President, Chief (Principal) Financial and Accounting Officer, Treasurer and Secretary, and immediately thereafter Jiyuan Xu resigned in all officer and director capacities.

Name	Age	Position
Xiuping Fang	59	Chairman, Chief (Principal) Executive Officer, President, Chief (Principal) Financial and Accounting Officer, Treasurer and Secretary

The business background description of the newly appointed officer and director is set forth below.

Mr. Fang has been Chief Financial Officer of Yunguhui Group Co., Ltd. (“Yunguhui Group”) from September 2017 to the present. From June 2016 to August 2017, he was Chief Financial Officer of Anhui Zhenghao Trading Co., Ltd., and September 2002 to May 2016, he was a director of Anhui Anqing Tianrun Industry Co., Ltd. In his current position at Yunguhui Group, he participated in the operation and management of cloud stock exchange group and responsible for the group's financial accounting and financial management.

There is no arrangement or understanding between the new officer and director and any other persons pursuant to which new officer and director was selected as a director of the Company. The Company has not determined what if any committee the new officer and director will serve on behalf of the Company. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new officer and director is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. There are no arrangements, known to the registrant, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.11	Engagement Agreement dated February 11, 2019 with MAS Capital Group Inc. 2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE SYSTEMS INC.

(Registrant)

/s/ Xiuping Fang

Xiuping Fang

Chief Executive Officer

Date: July 12, 2019

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